Merrill Lynch & Co., Inc.	Filed under Rule 424 (b)(3), Registration Statement No. 333-109802
$34,218,265,000	Filed under Rule 424 (b)(3), Registration Statement No. 333-109802
Merrill Lynch CoreNotesSM	(To Prospectus Supplement and Prospectus supplement dated November 26, 2003)

CUSIP Number	Aggregate Principal Amount	Price to Public(1)	Purchasing Agent's Discount(1)	Interest Rate Per Annum	Interest Payment Frequency	Stated Maturity Date	Survivor's Option

5901M0EL9	$1,551,000	100.0%	1.2000%	4.80%	Monthly	6/14/2011	Yes

	Trade Date: Wednesday June 9, 2004	Merrill Lynch & Co.
Merrill Lynch & Co., Inc.	Issue Date: Monday June 14, 2004	Purchasing Agent
4 World Financial Center	Minimum Denominations/Increments: $1,000/$1,000	Acting as Principal
New York, NY 10080	Original Issue Discount: No
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
Merrill Lynch DTC Participant Number: 161

(1) Expressed as a percentage of the aggregate principal amount
“CoreNotes” is a service mark of Merrill Lynch & Co., Inc.